Exhibit 99.1

IEG Holdings Corporation Announces Mr. Amazing Loans Record 2015 Full Year Revenue and Strong Loan Volume Growth

IEGH full year revenue increased 2,815% from 2013 to 2015 and management plans further aggressive state expansion over the next 6 months

Las Vegas, Nevada – [02/19/16] – IEG Holdings Corporation (OTCQB: IEGH) announced today that its full year revenue increased 2,815% from $62,949 in 2013 to $1,835,165 in 2015 and 247% from $529,225 in 2014, driven by continued strong loan volume growth. Since January 2014, cumulative loan volume has increased by 1,825% from $587,000 to $11,304,023 as of January 31, 2016. Other highlights of 2015 were the full repayment of all debt and an increase in net assets to $7.65 million. Please visit http://ir.investmentevolution.com/financial-results for a copy of IEGH’s full year report on Form 10-K, as filed with the Securities and Exchange Commission.

The rapid loan volume growth is being driven by the online lending website, www.mramazingloans.com, low acquisition cost lead sources and continued state license expansion. Management aims for IEGH to be in a position to offer loans in 25 US states during 2016, covering approximately 240 million people and representing 75% of the US population.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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About IEG Holdings Corporation

IEG Holdings Corporation (OTCQB: IEGH) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 17 US states. The Company offers $5,000 loans over a term of five years at a 23.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states during 2016. For more information about the Company, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Paul Mathieson – IEG Holdings Corporation Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626